Exhibit 10.1
TERMINATION OF EMPLOYMENT AGREEMENT AND
RELEASE AGREEMENT
This Termination of Employment Agreement and Release Agreement (the “Agreement”) is entered into between Robert Buckingham (“Executive”) and Dlorah, Inc. (“Dlorah”) (collectively referred to herein as the “Parties”).
RECITALS
A.	The Parties entered into an employment agreement on January 3, 1995, as amended, including by that amendment dated November 18, 2009 (the “Amended Employment Agreement”).
B.	The Parties desire to terminate the Amended Employment Agreement and Executive’s employment with Dlorah, effective March 15, 2010.
C.
The Parties have engaged in discussions regarding the terms and conditions surrounding the termination of the Amended Employment Agreement and the termination of Executive’s employment and have agreed to terminate the Amended Employment Agreement and Executive’s employment under the terms and conditions set forth below.

AGREEMENT
1. Separation From Employment. Executive’s employment with Dlorah terminated effective March 15, 2010. Executive has no intent to resume his position or duties as an officer of Dlorah or as an officer of National American University Holdings, Inc. at any time in the foreseeable future. Executive agrees that he has been paid (a) any wages earned by him through the Separation Date; and (b) any vacation or paid time off accrued, but unused by him as of the Separation Date.
2. Termination of Existing Amended Employment Agreement. The Parties agree that, effective as of March 15, 2010, the Amended Employment Agreement will terminate without any payment to Executive of any consideration or benefits of any kind under the Amended Employment Agreement, and the Amended Employment Agreement will no longer be in effect and Executive will no longer be eligible to receive any of the consideration or benefits set forth in the Amended Employment Agreement.
3. Settlement Payment. Provided that Executive signs this Agreement and signs and does not rescind Exhibit A to this Agreement, Dlorah agrees to pay Executive the sum total of Two Million One Hundred Thirty One Thousand Nine Hundred and 12/100 Dollars ($2,131,900.12) (the “Settlement Payment”) to be distributed as follows:
A. Payment to Executive in the amount of $1,500,000.00. This payment shall be paid in the form of a check made payable to “Robert Buckingham” and will be delivered to Executive’s attorney on March 31, 2010, only if Executive signs this Agreement and delivers it to Dlorah’s Chief Executive Officer, by March 19, 2010. A Form W-2 will be issued with respect to this portion of the Settlement Payment.
B. Payment to Executive in the amount of $631,900.12 This payment shall be paid in the form of a check made payable to “Robert Buckingham” and will be delivered to Executive’s attorney on or about ten (10) calendar days after Executive signs Exhibit A to this Agreement, and only if Executive does not rescind his release of claims under the Age Discrimination in Employment Act (“ADEA”) within the seven (7) calendar days described in Exhibit A under Paragraph 3 titled “Opportunity to Rescind.” Executive further understands that if he rescinds his release of claims under the ADEA, he will not be entitled to receive this portion of the Settlement Payment. A Form W-2 will be issued with respect to this portion of the Settlement Payment.

Executive acknowledges that he has not relied upon any advice from Dlorah or any of its attorneys, insurers, or representatives concerning the taxability of any payment made pursuant to this Agreement, and that he has been advised to obtain his own tax advice.
4. No Other Benefits; Representations. Executive understands that except for the Settlement Payment specifically described in this Agreement, Executive shall receive no other compensation or benefits from Dlorah and shall no longer participate in Dlorah’s benefit plans, except to the extent he is entitled to do so under state and federal benefits continuation laws. All of Executive’s rights under such policies shall be governed in accordance with the terms of such plans. Executive acknowledges receipt of applicable summary plan descriptions relating to such plans. Further, he affirms that, while employed with Dlorah, he had no known and unreported workplace injuries or occupational diseases. Executive further affirms that he was never denied requested leave under the Family and Medical Leave Act while employed with
Dlorah.
Notwithstanding the foregoing, Executive will be entitled to participate in any benefits plans that cover members of the Board of Directors of National American University Holdings, Inc. during any period in which he serves as a member of such Board of Directors. A form 1099 will be issued to the extent such coverage is taxable to Executive.
5. Release. Executive understands that as part of this Agreement, he is receiving the Settlement Payment that he would not otherwise be entitled to receive at this time and that he agrees is good, valuable, and sufficient consideration for all aspects of this Agreement. In return for Dlorah’s performance of its obligations under this Agreement, Executive agrees that on behalf of himself and any other person or entity that could bring a claim on his behalf, he releases Dlorah and any subsidiaries, predecessors, successors, assigns and/or affiliated companies, businesses or entities (including but not limited to National American University Holdings, Inc. and National American University (hereinafter, collectively referred to as the “Affiliates”)) and all of their respective employee benefit plans, plan administrators, trustees, current and former officers, agents, directors, employees, independent contractors, shareholders, attorneys, accountants, insurers, representatives, predecessors, successors and assigns, both individually and in any representative capacity (collectively, the “Released Parties”), from each and every legal claim or demand of any kind, whether known or unknown, existing at any time up to and including the effective date of this Agreement, arising out of or related to the termination of Executive’s employment, or the Amended Employment Agreement, including but not limited to any claim for payment of any consideration or benefits of any kind under the Amended Employment Agreement.
Executive understands that this Agreement is a full, final, and complete settlement and release of all his claims, whether known or unknown, including but not limited to any claims or rights under the Employment Retirement Income Security Act, 29 U.S.C. § 1001 et. seq., Title VII of the Civil Rights Act of 1964, as amended, 42 U.S.C. § 2000e, et. seq., the Americans with Disabilities Act, 42 U.S.C. § 12101, et. seq., the Family and Medical Leave Act, 29 U.S.C. § 2601 et. seq., the Fair Labor Standards Act, 29 U.S.C. § 201 et. seq., the Equal Pay Act, 29 U.S.C. § 206 et. seq., the National Labor Relations Act, 29 U.S.C. § 1501 et. seq., all rights and claims under any employment law, rule or regulation of the State of South Dakota including, but not limited to, any and all claims under the SDCL Chapter 20-13, SDCL Chapter 60-11, and all rights and claims under any employment law, and all rights and claims under any other foreign, federal, states’, or local governments’ laws, regulations, or executive orders governing employment, including, but not limited to, all rights and claims under any county, city, or other local ordinance or law relating to civil or human rights or employment. Executive further understands that he is releasing any claims, whether known or unknown, arising from the beginning of time to and including the execution date, for payment of compensation or benefits of any kind, costs, expenses, and attorneys’ fees, based on fraud or misrepresentation, negligence, breach of contract, promissory estoppel, defamation, invasion of privacy, harassment or discrimination of any kind, assault, battery, breach of the covenant of good faith and fair dealing, intentional or negligent infliction of emotional distress, and any other claims arising under common law. Executive further agrees that if any claim he releases in this Agreement is prosecuted in his name before any court or administrative agency, he will waive any benefits he might otherwise obtain through such prosecution and will not take any award of money or other damages from such action or suit.

Notwithstanding the foregoing, this Agreement does not release any rights or claims which arise from acts occurring after Executive signs this Agreement or to enforce this Agreement.
6. Service as Member of the Board of Directors and Chair of the Board of Directors. Nothing in this Agreement is intended to terminate Executive’s current positions as a member of the Board of Directors of National American University Holdings, Inc., as the Chairman of the Board of Directors of National American University Holdings, Inc., as a member of the Board of Directors of Dlorah, or as the Chairman of the Board of Directors of Dlorah.
7. Non-Admission. Executive understands that nothing contained in this Agreement is to be construed by him or anyone else as an admission that Dlorah has violated any local, state, or federal law, rule, regulation, or principle of common law. In fact, Dlorah expressly denies any legal wrongdoing whatsoever.
8. Opportunity to Consider and Seek Advice. Executive is hereby advised that he has the right to consult with an attorney prior to signing this Agreement. Executive states that he has, in fact, consulted with an attorney prior to signing this Agreement. Executive understands that he may not sign and accept this Agreement until after March 15, 2010. Executive states that he has had adequate opportunity to consider this Agreement prior to signing this Agreement.
9. Complete Agreement. Executive understands that this Agreement and Exhibit A to this Agreement contain the entire agreement between him and Dlorah regarding his separation from employment with Dlorah or any other matters set forth herein, and there are no other written or oral agreements regarding such matters.
10. Law and Venue. This Agreement and Exhibit A to this Agreement will be construed and interpreted in accordance with the laws of the State of South Dakota, without regard to its choice of law provisions, and any action arising out of or related to this Agreement shall be brought only within the State of South Dakota whether or not that forum is then convenient to Executive.
11. Severability; Modification. The invalidity or partial invalidity of any portion of this Agreement or Exhibit A to this Agreement, shall not invalidate the remainder thereof and said remainder shall remain in full force and effect. In addition, this Agreement and Exhibit A to this Agreement shall not be modified or amended except by a written instrument signed by Executive and Dlorah.
12. Signature. The Parties agree that they have read this Agreement, know its contents and have signed it as a free and voluntary act after having had adequate opportunity to consult with counsel of their choice and to consider its terms and conditions. The Parties further agree that this Agreement may be signed in counter-parts. This Agreement is entered into without regard to who may or may not be correct in any understanding of the facts or law relating to this matter.
IN WITNESS WHEREOF, the Parties hereto have executed this Agreement intending to be legally bound thereby.
EXECUTIVE:

/s/ Robert Buckingham			Date: 3/19/10

Robert Buckingham

DLORAH, INC.

By:	/s/ Samuel Kerr		Date: 3/22/10

	Title:	Secretary

EXHIBIT A TO TERMINATION OF EMPLOYMENT AGREEMENT
AND RELEASE AGREEMENT
1. Release of Claims Under the Age Discrimination and Employment Act. Executive understands that as part of the Termination of Employment Agreement and Release Agreement (the “Agreement”), he is receiving the portion of the Settlement Payment described under Paragraph 3B of the Agreement that he would not otherwise be entitled to receive. Executive further agrees that this portion of the Settlement Payment is good, valuable, and sufficient consideration for all aspects of this Exhibit A to the Agreement. In return for Dlorah’s performance of its obligations under Paragraph 3B of the Agreement, Executive agrees that on behalf of himself and any other person or entity that could bring a claim on his behalf, releases Dlorah and any subsidiaries, predecessors, successors, assigns and/or affiliated companies, businesses or entities (including but not limited to National American University Holdings, Inc and National American University (hereinafter, collectively referred to as the “Affiliates”)) and all of their respective employee benefit plans, plan administrators, trustees, current and former officers, agents, directors, employees, independent contractors, shareholders, attorneys, accountants, insurers, representatives, predecessors, successors and assigns, both individually and in any representative capacity (collectively, the “Released Parties”), from any claims under the Age Discrimination in Employment Act of 1967, 29 U.S.C. 626 et. seq.
Executive further agrees that if any claim he releases in this Exhibit A to the Agreement is prosecuted in his name before any court or administrative agency, he will waive any benefits he might otherwise obtain through such prosecution and will not take any award of money or other damages from such action or suit.
Notwithstanding the foregoing, this Exhibit A to the Agreement does not release any rights or claims Executive may have under the Age Discrimination in Employment Act, which arise after he signs this Exhibit A to the Agreement or which arise from acts occurring after he signs this Exhibit A to the Agreement.
2. Opportunity to Consider and Seek Advice. Executive is hereby advised that he has the right to consult with an attorney prior to signing this Exhibit A to the Agreement. Executive understands that he may not sign and accept this Exhibit A to the Agreement until March 19, 2010. Executive is hereby advised that he may take up to twenty-one (21) days to review and sign this Exhibit A to the Agreement.
3. Opportunity to Rescind. Executive understands that he may rescind his release of claims under the ADEA contained in this Exhibit A for any reason within seven (7) days after he has signed it. If Executive decides to rescind his release of claims under the ADEA contained in this Exhibit A and mails his notice of rescission, Executive understands that the notice of rescission must be postmarked within the seven (7) day period and be addressed to Samuel D. Kerr, Esq., Provost, General Counsel and Secretary, National American University Holdings, Inc., 5301 S. Highway 16, Suite 200, Rapid City, SD 57701, and must be sent by certified mail, return receipt requested. If Executive rescinds his release of claims under the ADEA, only those claims will be rescinded and Executive will not receive the portion of the Settlement Payment described in Paragraph 3B of the Agreement. Any rights and obligations Executive has under the remainder of the Agreement will remain in effect.
4. Signature. Executive agrees that he has read this Exhibit A to the Agreement, know its contents, and has signed it as a free and voluntary act after having had adequate opportunity to consult with counsel of his choice and to consider its terms and conditions. This Exhibit A to the Agreement is entered into without regard to who may or may not be correct in any understanding of the facts or law relating to this matter.
IN WITNESS WHEREOF, Executive has executed this Exhibit A to the Agreement intending to be legally bound thereby.

EXECUTIVE:

Date:
Robert Buckingham